UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2024

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on February 1, 2024, Interactive Strength Inc. (the "Company") entered into a Credit Agreement (the “Credit Agreement”) with Vertical Investors, LLC (the “Lender”), pursuant to which the Company received a term loan from the Lender in the original principal amount of $7,968,977.74 (the “Loan”). As previously disclosed, on March 29, 2024, the Company issued to the Lender 1,500,000 shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), upon the conversion of $3.0 million of the Loan.

As previously disclosed, on April 24, 2024, the Company entered into a Loan Modification Agreement (the “Modification Agreement”) with the Lender, pursuant to which the Lender was issued 1,500,000 shares of Series A Preferred Stock in exchange for which the principal amount of the Loan was reduced by $3,000,000.

As previously disclosed, on September 30, 2024, the Lender was issued 59,668 shares of Series A Preferred Stock as a dividend in kind on the shares of Series A Preferred Stock owned by the Lender (the 59,668 shares of Series A Preferred Stock combined with the 1,500,000 shares of Series A Preferred Stock already owned by the Lender is referred to herein as the “Series A Preferred Shares”).

As previously disclosed, on different dates during September, October, and November 2024, the Company and the Lender entered into a number of exchange agreements and one exchange and settlement agreement, pursuant to which the Company and the Lender agreed to reduce the principal amount of the Loan by $3,456,477.74 and the Lender was issued 4,286,957 shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”) and 2,861,128 shares of the Company’s Series C Preferred Stock in exchange for the Series A Preferred Shares.

As of November 13, 2024, the outstanding principal amount of the Loan was $1,512,500.00 (the “Loan Amount”).

On November 13, 2024, the Company and the Lender entered into a new Exchange Agreement in substantially the same form as was filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 10th (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the Company and Lender agreed to reduce the Loan Amount by $512,500 in exchange for the issuance of 31,538 shares of Common Stock (the “Exchange Shares”) to the Lender at a price per Exchange Share of $16.25 (a price per share equal to the $0.1625 Nasdaq Official Closing Price of September 30, 2024, as adjusted for the Company’s 1-for-100 reverse stock split effective November 11, 2024). The Exchange Shares will not contain a restrictive legend under the Securities Act of 1933. As a result of this transaction, the outstanding principal amount of the Loan is $1,000,000.00.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 13, 2024, the Company received a deficiency letter from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that since, based on Nasdaq’s latest information, the Company had 417,705 publicly held shares, it no longer meets the minimum 500,000 publicly held shares requirement for The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(4). The Nasdaq deficiency letter has no immediate effect on the listing of the Common Stock, and the Common Stock will continue to trade on The Nasdaq Capital Market under the symbol “TRNR” at this time. The Company had until November 20, 2024 to present its views with respect to this additional deficiency to the Hearings Panel in writing.

On November 14, 2024, the Company informed the Hearings Panel that, as of November 12, 2024, the Company had 597,078 publicly held shares outstanding and believes this deficiency has been cured.

If the Hearings Panel disagrees and/or does not grant the Company an extension to comply with Nasdaq Listing Rule 5550(a)(4), the Company will be subject to being delisted from the Nasdaq market. If a delisting occurs, the Company will be faced with a number of material adverse consequences, including limited availability of market quotations for its common stock; limited news and analyst coverage; decreased ability to obtain additional financing or failure to comply with the covenants required by the Company’s borrowing arrangement; limited liquidity for the Company’s stockholders due to thin trading; and a potential loss of confidence by investors, employees and other third parties who do business with the Company.

Item 3.02 Unregistered Sales of Equity Securities.

The issuance of the Exchange Shares of the Company’s Common Stock in exchange for a reduction in the Loan Amount was made by the Company pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) of such act on the basis that these offers constituted an exchange with existing holders of the Company’s securities, and no commission or other remuneration was paid to any party for soliciting such exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	November 19, 2024	By:	/s/ Michael J. Madigan
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)